Exhibit 99.5

                 FORM OF INSTRUCTION TO REGISTERED HOLDER OR DTC
                        PARTICIPANT FROM BENEFICIAL OWNER
                               for
                   9 5/8% Senior Notes due 2007, Series A
                                of

                         Delta Mills, Inc.

     The undersigned hereby acknowledges receipt of the Prospectus dated [________], 1997 (the "Prospectus"), of Delta Mills, Inc., a company incorporated under the laws of Delaware (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.
     This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the 9 5/8% Senior Notes due 2007, Series A (the "Senior Notes") held by you for the account of the undersigned.
     The principal amount of the Senior Notes held by you for the account of the undersigned is (fill in amount):
$_____________________ principal amount of Senior Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         To TENDER the following principal amount of Senior Notes held by you for the account of the undersigned (insert amount of Senior Notes to be tendered, if any): $_______________ principal amount of Senior Notes.

         NOT to TENDER any Senior Notes held by you for the account of the undersigned.

          If the undersigned instructs you to tender the Senior Notes held by you for the account of the undersigned, it is understood that you are authorized:

           (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be  made  with  respect  to the
     undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes or BookEntry Interests therein to be acquired by the undersigned (the "Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned,
     (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding
     with   any   person   to
     participate, in the distribution of the Exchange Notes,
     (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the
     "Exchange  Act"),  or   is participating  in  the  Exchange
     Offer  for  the  purpose  of distributing  the  Exchange
     Notes  must  comply   with the
     registration  and  prospectus delivery  requirements  of
     the Securities   Act  in  connection  with  a  secondary
     resale
     transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Senior Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) the undersigned is not an "affiliate," as defined in Rule
     405 under the Securities  Act,  of  the Company.   Upon  a
     request by the Company, a holder or beneficial owner will deliver to the Company a legal opinion confirming its
     representation made in clause (v)  above.   If the
     undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Senior Notes to be exchanged for the Exchange Notes were acquired by it as
     a result  of  marketmaking   activities   or   other
     trading   activities,   and
     acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

          (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Senior Notes.

                            SIGN HERE

Name of Beneficial
Owner(s):

Signature(s):

Name(s) (please
print):

Address:





Telephone

Number:


Taxpayer Identification or Social Security number:
Date: